Exhibit 99.2
BXP ANNOUNCES THIRD QUARTER 2024 RESULTS
Executed More Than 1.1 Million Square Feet of Leases in Q3

BOSTON, MA, October 29, 2024 - BXP, Inc. (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the third quarter ended September 30, 2024.
Financial Highlights
•Revenue increased 4.2% to $859.2 million for the quarter ended September 30, 2024, compared to $824.3 million for the quarter ended September 30, 2023.
•Net income (loss) attributable to BXP, Inc. of $83.6 million, or $0.53 per diluted share (EPS), for the quarter ended September 30, 2024, compared to $(111.8) million, or $(0.71) per diluted share, for the quarter ended September 30, 2023.
◦EPS for the third quarter was less than the mid-point of BXP’s guidance, updated on August 15, 2024, by $0.01 per diluted share primarily due to $0.02 per share of greater than projected depreciation and amortization expense, partially offset by lower than projected general and administrative (“G&A”) expenses.
•Funds from Operations (FFO) of $286.9 million, or $1.81 per diluted share, for the quarter ended September 30, 2024, compared to FFO of $292.8 million, or $1.86 per diluted share, for the quarter ended September 30, 2023.
◦FFO per diluted share for the third quarter was greater than the mid-point of BXP’s updated guidance by $0.01 per diluted share primarily due to lower than projected G&A expenses.
Guidance
BXP provided guidance for full year 2024 EPS of $2.05 - $2.07 and FFO of $7.09 - $7.11 per diluted share. The midpoint of the guidance for full year 2024 EPS represents a decrease of approximately $0.03 per share compared to the midpoint of BXP’s updated guidance and is primarily due to greater projected depreciation and amortization expense. The midpoint of the guidance range for full year 2024 FFO per diluted share is inline with BXP’s updated prior guidance.
See “EPS and FFO per Share Guidance” below.
Leasing & Occupancy
•Executed 74 leases totaling more than 1.1 million square feet with a weighted-average lease term of 7.2 years. A total of 3.3 million square feet of leasing was executed in the first three quarters of 2024, representing a 25% increase compared to the same period in 2023.

•BXP’s CBD portfolio of premier workplaces was 90.1% occupied and 92.1% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP). Approximately 88.0% of BXP’s Share of annualized rental

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obligations is derived from clients located in our CBD portfolio, underscoring the strength of BXP’s strategy to invest in the highest quality buildings in dynamic urban gateway markets.

•BXP’s total portfolio occupancy for the third quarter was 87.0% and 89.1% leased (including vacant space for which we have signed leases that have not yet commenced in accordance with GAAP). Our total portfolio occupancy represents a decrease of 10 basis points over the prior quarter, consistent with BXP’s previously communicated expectations, and was primarily due to expected lease expirations.
Development
•BXP fully placed in-service 180 CityPoint, an approximately 329,000 square foot laboratory/life sciences project located in Waltham, Massachusetts.
•BXP partially placed in-service Skymark, a luxury residential property in Reston, Virginia that consists of 508 units across a five-story low-rise building and an iconic 39-story tower, which is one of the tallest buildings in Northern Virginia. The residential property is owned by a joint venture in which BXP has a 20% interest.
Balance Sheet & Liquidity

• A joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its loan collateralized by 100 Causeway in Boston, Massachusetts. The 634,000 square foot premier workplace is 96.4% leased. The extended loan has an outstanding balance of $333.6 million and an interest rate equal to Term SOFR plus 1.48% per annum. The loan now matures on September 5, 2025.

•Boston Properties Limited Partnership (“BPLP”) completed a public offering of $850.0 million in aggregate principal amount of its 5.750% unsecured senior notes due 2035. The notes were priced at 99.961% of the principal amount to yield an effective rate (including financing fees) of approximately 5.842% per annum to maturity. The notes will mature on January 15, 2035, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $841.9 million after deducting underwriting discounts and transaction expenses.

•BXP modified the mortgage loan collateralized by its Santa Monica Business Park properties located in Santa Monica, California. The mortgage loan had an outstanding principal balance of $300.0 million, bore interest at a variable rate equal to SOFR plus 1.38% per annum and was scheduled to mature on July 19, 2025. The modified loan reduced the outstanding principal amount to $200.0 million and extended the maturity date to October 8, 2028. The modified loan bears interest at a variable rate of SOFR plus 1.38% per annum until July 19, 2025, after which the loan will bear interest at a variable rate of SOFR plus 1.60% annum. In addition, as part of the refinancing, BPLP entered into a new $100.0 million unsecured term loan that bears interest at a variable rate of SOFR plus 1.05% and matures on September 26, 2025 with three one-year extension options (subject to customary conditions). The mortgage and unsecured term loans are subject to existing interest rate swaps fixing SOFR at a weighted-average fixed rate of approximately 2.679% per annum for a period that ends on April 1, 2025. Santa Monica Business Park is an office park consisting of 21 buildings totaling approximately 1.2 million net rentable square feet.

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Sustainability & Impact

•BXP was named by TIME Magazine and Statista to the inaugural list of the World’s Most Sustainable Companies. BXP ranked #79 overall and was the highest-rated United States property owner.

•BXP was selected to receive a Sustainable Design Impact Award for 140 Kendrick Building A in Needham, Massachusetts—the first net-zero, carbon-neutral office repositioning of its scale in the Commonwealth of Massachusetts. The Sustainable Design Award is part of Nareit’s Sustainability Impact Awards and recognizes architecture and engineering strategies that reduce environmental impact through smart design, new development, or retrofitting.
EPS and FFO per Share Guidance:
BXP’s guidance for the full year 2024 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Full Year 2024
	Low	High
Projected EPS (diluted)	$2.05	$2.07
Add:
Projected Company share of real estate depreciation and amortization	5.09	5.09
Projected Company share of (gains)/losses on sales of real estate, gain on investment from unconsolidated joint venture and impairments	(0.05)	(0.05)
Projected FFO per share (diluted)	$7.09	$7.11

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2024. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

BXP will host a conference call on Wednesday, October 30, 2024 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2024 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would

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like to join the call and ask a question may register at https://register.vevent.com/register/BI1fc7a411c96548e894372c76c917619c to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s third quarter 2024 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

BXP, Inc. (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 53.0 million square feet and 184 properties, including 9 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release includes references to “BXP’s Share of annualized rental obligations.” We define rental obligations as the contractual base rents (but excluding percentage rent) and budgeted reimbursements from clients under existing leases. These amounts exclude rent abatements. Further, "annualized rental obligations" is defined as monthly rental obligations, as of the last day of the reporting period, multiplied by twelve (12). "BXP's Share" is based on annualized rental obligations for our consolidated portfolio, plus our share of annualized rental obligations from the unconsolidated joint ventures properties (calculated based on our ownership percentage), minus our partners' share of annualized rental obligations from our consolidated joint venture properties (calculated based on our partners' percentage ownership interests). Our definitions of the foregoing operating metrics may be different than those used by other companies.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, high interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including costs to comply with the Securities and Exchange Commission’s and the State of California’s rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP

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does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.
Financial tables follow.

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BXP, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	September 30, 2024	December 31, 2023
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$26,054,928	$25,504,868
Construction in progress	812,122	547,280
Land held for future development	690,774	697,061
Right of use assets - finance leases	372,896	401,680
Right of use assets - operating leases	339,804	324,298
Less: accumulated depreciation	(7,369,545)	(6,881,728)
Total real estate	20,900,979	20,593,459
Cash and cash equivalents	1,420,475	1,531,477
Cash held in escrows	51,009	81,090
Investments in securities	39,186	36,337
Tenant and other receivables, net	99,706	122,407
Note receivable, net	3,937	1,714
Related party note receivables, net	88,788	88,779
Sales-type lease receivable, net	14,429	13,704
Accrued rental income, net	1,438,492	1,355,212
Deferred charges, net	794,571	760,421
Prepaid expenses and other assets	132,078	64,230
Investments in unconsolidated joint ventures	1,421,886	1,377,319
Total assets	$26,405,536	$26,026,149
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$4,275,155	$4,166,379
Unsecured senior notes, net	10,642,033	10,491,617
Unsecured line of credit	—	—
Unsecured term loans, net	798,058	1,198,301
Unsecured commercial paper	500,000	—
Lease liabilities - finance leases	373,260	417,961
Lease liabilities - operating leases	389,444	350,391
Accounts payable and accrued expenses	444,288	458,329
Dividends and distributions payable	172,191	171,176
Accrued interest payable	121,360	133,684
Other liabilities	407,441	445,947
Total liabilities	18,123,230	17,833,785

Commitments and contingencies	—	—
Redeemable deferred stock units	10,696	8,383
Equity:
Stockholders’ equity attributable to BXP, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 158,058,798 and 157,019,766 issued and 157,979,898 and 156,940,866 outstanding at September 30, 2024 and December 31, 2023, respectively	1,580	1,569
Additional paid-in capital	6,822,489	6,715,149
Dividends in excess of earnings	(1,035,710)	(816,152)
Treasury common stock at cost, 78,900 shares at September 30, 2024 and December 31, 2023	(2,722)	(2,722)
Accumulated other comprehensive loss	(26,428)	(21,147)
Total stockholders’ equity attributable to BXP, Inc.	5,759,209	5,876,697
Noncontrolling interests:
Common units of the Operating Partnership	638,129	666,580
Property partnerships	1,874,272	1,640,704
Total equity	8,271,610	8,183,981
Total liabilities and equity	$26,405,536	$26,026,149

BXP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Revenue
Lease	$799,471	$767,181	$2,378,616	$2,285,789
Parking and other	34,255	30,428	101,086	81,421
Hotel	15,082	13,484	38,080	35,554
Development and management services	6,770	9,284	19,276	28,122
Direct reimbursements of payroll and related costs from management services contracts	3,649	3,906	12,090	13,750
Total revenue	859,227	824,283	2,549,148	2,444,636
Expenses
Operating
Rental	327,897	300,192	963,480	882,536
Hotel	9,833	9,020	25,687	23,852
General and administrative	33,352	31,410	127,479	131,387
Payroll and related costs from management services contracts	3,649	3,906	12,090	13,750
Transaction costs	188	751	890	1,970
Depreciation and amortization	222,890	207,435	661,148	618,746
Total expenses	597,809	552,714	1,790,774	1,672,241
Other income (expense)
Income (loss) from unconsolidated joint ventures	(7,011)	(247,556)	6,376	(261,793)
Gains on sales of real estate	517	517	517	517
Interest and other income (loss)	14,430	20,715	39,747	48,999
Gains (losses) from investments in securities	2,198	(925)	4,785	2,311
Unrealized gain (loss) on non-real estate investment	94	(51)	548	332
Impairment loss	—	—	(13,615)	—
Interest expense	(163,194)	(147,812)	(474,727)	(424,492)
Net income (loss)	108,452	(103,543)	322,005	138,269
Net (income) loss attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(15,237)	(20,909)	(50,283)	(59,337)
Noncontrolling interest—common units of the Operating Partnership	(9,587)	12,626	(28,596)	(8,642)
Net income (loss) attributable to BXP, Inc.	$83,628	$(111,826)	$243,126	$70,290
Basic earnings per common share attributable to BXP, Inc.
Net income (loss)	$0.53	$(0.71)	$1.55	$0.45
Weighted average number of common shares outstanding	157,725	156,880	157,250	156,837
Diluted earnings per common share attributable to BXP, Inc.
Net income (loss)	$0.53	$(0.71)	$1.54	$0.45
Weighted average number of common and common equivalent shares outstanding	158,213	156,880	157,547	157,177

BXP, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(in thousands, except for per share amounts)
Net income (loss) attributable to BXP, Inc.	$83,628	$(111,826)	$243,126	$70,290
Add:
Noncontrolling interest - common units of the Operating Partnership	9,587	(12,626)	28,596	8,642
Noncontrolling interests in property partnerships	15,237	20,909	50,283	59,337
Net income (loss)	108,452	(103,543)	322,005	138,269
Add:
Depreciation and amortization expense	222,890	207,435	661,148	618,746
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(18,857)	(18,174)	(56,755)	(53,743)
Company’s share of depreciation and amortization from unconsolidated joint ventures	20,757	25,666	60,807	77,067
Corporate-related depreciation and amortization	(438)	(446)	(1,263)	(1,357)
Non-real estate related amortization	2,130	—	6,390	—
Impairment losses	—	—	13,615	—
Impairment losses included within Income (loss) from unconsolidated joint ventures	—	272,603	—	272,603
Less:
Gains on sales of real estate	517	517	517	517
Gain on sale / consolidation included within income (loss) from unconsolidated joint ventures	—	—	21,696	—
Gain on investment included within income (loss) from unconsolidated joint ventures	—	35,756	—	35,756
Unrealized gain (loss) on non-real estate investment	94	(51)	548	332
Noncontrolling interests in property partnerships	15,237	20,909	50,283	59,337
Funds from operations (FFO) attributable to the Operating Partnership (including BXP, Inc.)	319,086	326,410	932,903	955,643
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	32,228	33,588	96,369	98,049
Funds from operations attributable to BXP, Inc.	$286,858	$292,822	$836,534	$857,594
BXP, Inc.’s percentage share of funds from operations - basic	89.90%	89.71%	89.67%	89.74%
Weighted average shares outstanding - basic	157,725	156,880	157,250	156,837
FFO per share basic	$1.82	$1.87	$5.32	$5.47
Weighted average shares outstanding - diluted	158,213	156,880	157,547	157,177
FFO per share diluted	$1.81	$1.86	$5.31	$5.46

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to BXP, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, including a change in control, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales or a change in control of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to BXP, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to BXP, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BXP, INC.
PORTFOLIO LEASING PERCENTAGES

CBD Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Boston	95.7%	95.9%	97.1%	96.4%
Los Angeles	84.9%	85.9%	86.3%	88.1%
New York	88.9%	91.8%	92.6%	94.4%
San Francisco	84.2%	87.4%	84.5%	88.0%
Seattle	80.2%	81.8%	83.0%	83.1%
Washington, DC (3)	91.4%	89.2%	93.5%	92.3%
CBD Portfolio	90.1%	91.0%	92.1%	92.7%

Total Portfolio	% Occupied by Location (1)		% Leased by Location (2)
	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Boston	90.1%	89.9%	91.7%	90.3%
Los Angeles	84.9%	85.9%	86.3%	88.1%
New York	85.1%	90.1%	89.2%	92.4%
San Francisco	80.9%	84.9%	81.2%	85.5%
Seattle	80.2%	81.8%	83.0%	83.1%
Washington, DC	91.2%	88.0%	93.2%	91.0%
Total Portfolio	87.0%	88.4%	89.1%	89.9%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.
(3)During the first quarter of 2024, the Company reassessed the classifications of its assets as either CBD or Suburban and determined that certain assets such as those in Reston, Virginia are located in areas with characteristics that more closely align with our definition of CBD due to their diverse live, work, and play environment. As a result, these assets are classified as CBD. Comparative period has been updated to reflect the same presentation.
AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

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